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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report :      August 15, 1997




                         Commission File Number 0-26662


                                  PANACO, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware

                 (State or other jurisdiction or incorporation)


                                  43 - 1593374
                        (IRS Employer Identification No.)


    1050 West Blue Ridge Boulevard, PANACO Building,
              Kansas City, MO                                   64145-1216
         (Address of principal executive offices)                Zip Code)



      Registrant's telephone number, including area code: (816) 942 - 6300







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Item 2.           Acquisition or Disposition of Assets


     On July 17, 1997 PANACO, Inc. agreed to acquire Goldking Companies, Inc. and on July 30, 1997 entered into the Restated Merger Agreement with The Union Companies, Inc. ("Union"), Leonard C. Tallerine, Jr. and Mark C. Licata, (together, the "Shareholders"). Prior to the merger, Messrs. Tallerine and Licata owned all of the capital stock of Union. Union was a holding company which owned directly or indirectly all of the capital stock of Goldking Companies, Inc., Goldking Oil and Gas Corp., Goldking Trinity Bay Corp., Goldking Production Company, Hill Transportation Co., Inc. and Umbrella Point Gathering, L.L.C. Union was merged into a newly formed subsidiary of PANACO, Goldking Acquisition Corp. ("Goldking"). The transaction was closed on July 31, 1997. Goldking will be operated as a wholly owned subsidiary of PANACO. Leonard
C. Tallerine, Jr., will remain as Chairman and CEO of Goldking and become a Vice-President and a Director of PANACO and Mark C. Licata will become Vice-President-General Counsel and a Director of PANACO.

     Goldking was founded in 1968 and began by exploring for oil and gas along the Texas and Louisiana Gulf Coast. It grew as an independent oil and gas company by sponsoring limited partnership drilling funds during the 1970's and early 1980's, eventually participating in the drilling of over 1,000 wells and operating over 420 wells during the period of 1981 to 1986. Goldking began converting the limited partnership interests into working interests in the mid to late 1980's. It emphasized contract operating activities, while providing sound operating results and financial conservatism for the working interest owners. Since the acquisition by the Messrs. Tallerine and Licata in 1991, Goldking returned to its exploration and production roots as an aggressive independent explorationist, producer and operator.

     With the acquisition PANACO obtained estimated additional proved reserves of 50 Bcf equivalent as of July 1, 1997 from approximately 178 wells located throughout the Gulf Coast, along with another estimated 75 Bcf equivalent of probable and possible reserves. The acquisition included a sizable and attractive portfolio of exploration prospects developed using 3-D seismic data, an extensive development program and a seasoned staff of 17 oil and gas professionals experienced in all aspects of Gulf Coast operations. PANACO acquired two pipelines as a part of the transaction. The acquisition gives PANACO a prominent position in the currently very active Lower Frio/Vicksburg area in Trinity Bay, Chambers County, Texas with existing production, exploration prospects generated using recent 3-D seismic data and significant pipeline capacity.

     Goldking brings to PANACO a complement of reserves with approximately 43% of its proved reserves in oil and an average reserve life of over twelve years. The acquisition also increases PANACO's presence in the onshore and state waters area of the Gulf Coast, where Goldking has a good reputation, name recognition and expertise and experience in operations. Over the last eighteen months Goldking has had a 67% success rate on wells drilled with the support of 3-D seismic. Over 88% of its reserves are operated, giving the Company control over its reserves. This has allowed Goldking to increase its proved reserves by more than five times since 1995 and increase total reserves by more than six times since 1995.

     The purchase price for the transaction consisted of $7,500,000 in cash, $6,000,000 in notes and 3,154,930 PANACO common shares. Of the cash portion, $6,500,000 was advanced on PANACO's revolving bank loan. Goldking had $13,000,000 in net liabilities as of July 31, 1997. A finder's fee was paid to First Union Capital Markets Corp. with 84,000 PANACO common shares. The transaction will be accounted for as a purchase, with the value of the PANACO common shares recorded at $4.45 per share.



                            Goldking Oil & Gas Corp.
                                    Well List

Lease Name                                Field                  County       State   Reservoir              WI      NRI


CRAWFORD 161 NO. 2               ANGELINA                  JEFFERSON           TX  UVIGERINA                27.61    20.83

GREAT RIVER DEEP                 BASTIAN BAY               PLAQUEMINES         LA  LUBBEN/PRAIRIE           33.33    25.07

S/L 14267 EXTENSION              BASTIAN BAY               PLAQUEMINES         LA  G-A (P) SAND             33.33    25.07

S/L 14267 NO. 1                  BASTIAN BAY               PLAQUEMINES         LA  7870' SAND               33.33    25.07

S/L 14267 NO. 2                  BASTIAN BAY               PLAQUEMINES         LA  G-A (P) SAND             33.33    25.07

S/L 14267 NO.2(BP1)              BASTIAN BAY               PLAQUEMINES         LA  G-C (P) SAND             33.33    25.07

S/L 14267 NO.2(BP2)              BASTIAN BAY               PLAQUEMINES         LA  G-B (P) SAND             33.33    25.07

S/L 14267 NO.2(BP3)              BASTIAN BAY               PLAQUEMINES         LA  G-III (O) SAND           33.33    25.07

SCHWING NO. 1                    BAYOU SORREL              IBERVILLE           LA  CIB HAZ                  57.13    40.58

BAYOU TORTILLION LOC. 1          BAYOU TORTILLION          PLAQUEMINES         LA  9750' SAND               16.67    12.49

SCOTT PAPER GU NO. 2-1           BIG ESCAMBIA              ESCAMBIA            AL  SMACKOVER                -         0.10

GIANELLONI NO. 1                 BURTVILLE N.              E. BATON ROUGE      LA  11000' DEEP              89.27    68.56

GIANELLONI NO. 4 TWIN            BURTVILLE N.              E. BATON ROUGE      LA  9650' SAND               89.30    67.48

MIAMI CORP "J" NO. 1             CHENIERE PERDUE           CAMERON             LA  A RA SUA                 17.12    14.27

MIAMI CORP "J" NO. 4             CHENIERE PERDUE           CAMERON             LA  E SAND RA SUA            31.05    23.85

MIAMI CORP "J" NO. 5             CHENIERE PERDUE           CAMERON             LA  D SAND                   31.05    23.85

MIAMI CORP "J" NO. 6             CHENIERE PERDUE           CAMERON             LA  F SAND                   53.86    40.61

MIAMI CORP "O" NO. 3             CHENIERE PERDUE           CAMERON             LA  9100                     40.79    32.71

MIAMI CORP "O" NO. 4             CHENIERE PERDUE           CAMERON             LA  9100                     40.79    32.71

MIAMI CORP "O" NO. 6             CHENIERE PERDUE           CAMERON             LA  8990' SAND               43.93    31.21

MIAMI CORP "O" NO. 7             CHENIERE PERDUE           CAMERON             LA  B-1 SAND                 35.28    28.55

I.P. FARMS NO. 2U                CHOCOLATE BAYOU, S.       BRAZORIA            TX  FRIO 12,300              6.56     4.78

I.P. FARMS NO. 4                 CHOCOLATE BAYOU, S.       BRAZORIA            TX  FRIO 10,700              6.67     4.78

I.P. FARMS NO. 5                 CHOCOLATE BAYOU, S.       BRAZORIA            TX  FRIO "E" SAND            10.00    7.50

I.P. FARMS NO. 6                 CHOCOLATE BAYOU, S.       BRAZORIA            TX  FRIO MIDDLE              10.00    7.50

CLEMENS LOC. 2                   CLEMENS, SOUTH            BRAZORIA            TX  FRIO SANDS               10.00    7.50

CLEMENS LOC. 3                   CLEMENS, SOUTH            BRAZORIA            TX  FRIO SANDS               10.00    7.50

CLEMENS S/T 8 GU #1              CLEMENS, SOUTH            BRAZORIA            TX  FRIO "A"                 10.00    7.50

BLACKSTONE MIN. A NO. 1          CLEVELAND                 LIBERTY             TX  COCKFIELD A              5.66     4.52

DAVIDSON RANCH CENTRAL
PROCESSING FACILITY
Davidson 15 #1                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #2                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #3                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #4                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #5                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #6                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #7                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #8                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #9                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #4                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #5                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #6                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #7                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen A #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen A #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen A #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen A #4                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen B #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen B #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen B #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen B #4                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen B #5                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen B #6                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen C #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen C #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen C #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen C #5                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen C #6                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen D #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen D #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen D #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin A #1                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin A #2                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin A #3                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin A #4                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin B #1                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin B #2                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin B #3                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin B #4                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin B #5                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber A #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber A #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber A #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber A #4                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber A #5                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber A #7                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #4                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #5                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #7                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #8                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins #1                       DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins #2                       DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins #3                       DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins #4                       DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins A #1                     DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins A #2                     DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins A #3                     DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins A #4                     DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins A #6                     DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
DAVIDSON, C.E. III NO. 3         DAVIDSON RANCH            CROCKETT            TX  PENNSYLVANIAN 7890        1.28     0.91

DAVIDSON, C.E. III NO. 4         DAVIDSON RANCH            CROCKETT            TX  PENNSYLVANIAN 7890        1.28     0.91

DDAVIDSON RANCHOM JR A 12                                  CROCKETT            TX  PENNSYLVANIAN 7890        1.28     0.96

DAVIDSON, JOE TOM JR. A 2        DAVIDSON RANCH            CROCKETT            TX  PENNSYLVANIAN 7890        1.28     0.96

DAVIDSON, JOE TOM JR. A 4        DAVIDSON RANCH            CROCKETT            TX  PENNSYLVANIAN 7890        1.28     0.96

DEVILLIER, O.C. ET AL 2          DEVILLIER                 CHAMBERS            TX  VICKSBURG                 100.00   78.01

DEVILLIER, O.C. ET AL 5          DEVILLIER                 CHAMBERS            TX  VICKSBURG                 100.00   79.00

DOERING RANCH NO. 2              DOERING RANCH             FRIO                TX  BUDA                      0.08     0.05

FRANK DOERING NO. 1              DOERING RANCH             FRIO                TX  BUDA                      0.08     0.05

FRANK DOERING NO. 3              DOERING RANCH             FRIO                TX  BUDA                      0.08     0.05

R.K. HARLAN NO. 1                DOERING RANCH             FRIO                TX  BUDA                      0.01     0.01

R.K. HARLAN NO. 4                DOERING RANCH             FRIO                TX  BUDA                      0.01     0.01

NE.TCHENIEREAPERDUE NO. 1                                  CAMERON             LA  AMPH B                    51.29    39.26

ELAM UNIT NO. 1-A                EL CAMPO                  WHARTON             TX  YEGUA D-3                 -        0.06

MACH NO. 1                       EL CAMPO                  WHARTON             TX  YEGUA                     -        0.47

BARTOS NO. 1                     EL CAMPO NE               WHARTON             TX  YEGUA                     -        0.03

PROSEN, R.J. NO. 1               FANT                      LIVE OAK            TX  WILCOX 11700              0.99     0.76

DEL VALLE NO. 1                  FORT ST. PHILIP           PLAQUEMINES         LA  G SAND                    43.33    33.45

FORT ST. PHILIP LOC 1            FORT ST. PHILIP           PLAQUEMINES         LA  G SAND                    43.33    33.45

MCLANE TEXAS TRUST E #2          GARWOOD                   COLORADO            TX  FRIO 3200                 0.09     0.07

WILBERTS "C" NO. 1               GROSS TETE                W. BATON ROUGE      LA  ROWE RA SUA               48.10    37.56

HERBERT-BROUSSARD B-1            GUM ISLAND                JEFFERSON           TX  HACKBERRY 4               0.03     0.02

POINT RAY LOC. 2                 HALTER ISLAND             TERREBONNE          LA  UPPER MIOCENE             30.00    22.80

HELIS #1                         IBERIA, S.W.              IBERIA              LA  MA - 5 SAND               37.59    23.09

HELIS #4                         IBERIA, S.W.              IBERIA              LA  MA-3                      36.61    22.49

MCVEA NO. 1                      IRENE                     EAST BATON ROUGE    LA  TUSC "C"                  -        1.27

U TUSC RA SU FIELD UNIT          IRENE                     EAST BATON ROUGE    LA  UPPER TUSC "A" & "B"      -        0.11

A L COX ET AL 33-5 #1            JOHNS                     RANKIN              MS  SMACKOVER                 -        0.24

CALEY T JONES 33-10 NO. 2        JOHNS                     RANKIN              MS  SMACKOVER                 -        0.24

E N ROSS UNIT 34-14 NO. 1        JOHNS                     RANKIN              MS  SMACKOVER                 -        0.28

E N ROSS UNIT 34-14 NO. 3        JOHNS                     RANKIN              MS  SMACKOVER                 -        0.28

LLAKECCOMORES. WIDE UNIT                                   JASPER              MS  SMACKOVER                 -        0.70

MIAMI CORP "D" NO. 2             LITTLE CHENIERE           CAMERON             LA  6400' SAND                -        -

MIAMI CORP "P" NO. 1             LITTLE CHENIERE           CAMERON             LA  7470' SAND                44.16    30.03

MIAMI CORP "S" NO. 2             LITTLE CHENIERE           CAMERON             LA  7080 SD                   -        -

BROUGHTON WE 11-6 #1             LOVETTS CREEK             MONROE              AL  SMACKOVER                 -        2.00

CMONTICELLORBACH NO. 1                                     LAWRENCE            MS  SLIGO                     10.20    7.85

DALTON LABORDE NO.1              NESSER                    E. BATON ROUGE      LA  NS 5500 RASU              80.63    57.61

DALTON LABORDE NO.2              NESSER                    E. BATON ROUGE      LA  NS 5500 RASU              57.82    44.46

DALTON LABORDE NO.3              NESSER                    E. BATON ROUGE      LA  NS 5500 RASU              -        -

G-MEN LOC. 1                     NUECES BAY                NUECES              TX  MID FRIO                  100.00   78.99

BIRDSONG GU NO.1                 OAK HILL                  GREGG               TX  COTTON VALLEY             -        0.02

COLLIER GU NO.1                  OAK HILL                  GREGG               TX  COTTON VALLEY             -        -

LAKE CHEROKEE G.U. NO.1          OAK HILL                  GREGG               TX  COTTON VALLEY             -        -

MARY C. ARMSTRONG NO. 2          OVERTON                   ADAMS               MS  BARKSDALE                 24.82    18.62

MARY C. ARMSTRONG NO. 3          OVERTON                   ADAMS               MS  BARKSDALE                 24.82    18.62

MARY C. ARMSTRONG NO. 6          OVERTON                   ADAMS               MS  BARKSDALE                 -        -

VAUGHEY NO. 1                    OWEN CREEK                FRANKLIN            MS  BARKSDALE                 36.90    28.86

A. B. LAWRENCE                   PETKAS                    CHAMBERS            TX  FRIO 7650                 -        -

TROY CASEY LEASE                 PETKAS                    CHAMBERS            TX  FRIO 7650                 3.60     2.50

YOCKEY NO. 1                     PHASE FOUR                WHARTON             TX  YEGUA 10500               -        0.07

AGNES WEST                       PLACEDO EAST              VICTORIA            TX  FRIO 6200                 0.37     0.28

LEFEBVRE NO. 1                   PORT ALLEN                W. BATON ROUGE      LA  DEEP                      100.00   75.00

MARTINEZ A NO. 1                 RINCON                    STARR               TX  5530' SAND                20.41    14.85

RF FEDERAL NO. 1                 ROXIE                     FRANKLIN            MS  BENBROOK                  36.90    32.83

RF FEDERAL NO. 2                 ROXIE                     FRANKLIN            MS  MCKITTRICK                -        -

M. D. D. DUPONT NO. 1            SCOTT                     LAFAYETTE           LA  STUTES RB SUA             -        3.00

CROSBY SR NO. 1                  TAR CREEK NORTH           WILKINSON           MS  MCKITTRICK                -        -

CROSBY SR NO. 2                  TAR CREEK NORTH           WILKINSON           MS  WILSON                    30.01    22.51

STATE TRACT 73-3A(RC1)           UMBRELLA POINT            CHAMBERS            TX  FRIO F-1 SAND             100.00   85.00

STATE TRACT 74 F-5 UNIT          UMBRELLA POINT            CHAMBERS            TX  FRIO F-5 SAND             100.00   83.50

STATE TRACT 74-3A                UMBRELLA POINT            CHAMBERS            TX  FRIO F-14 SAND            100.00   83.50

STATE TRACT 74-5                 UMBRELLA POINT            CHAMBERS            TX  FRIO F-8 SAND             100.00   83.50

STATE TRACT 74-9                 UMBRELLA POINT            CHAMBERS            TX  FRIO F-10 SAND            100.00   83.50

STATE TRACT 87 F-5 UNIT          UMBRELLA POINT            CHAMBERS            TX  FRIO F-5 SAND             100.00   83.50

STATE TRACT 87-1(RC1)            UMBRELLA POINT            CHAMBERS            TX  FRIO F-1 SAND             100.00   83.50

STATE TRACT 87-10(RC1)           UMBRELLA POINT            CHAMBERS            TX  FRIO F-11 SAND            100.00   83.50

STATE TRACT 87-11U(RC1)          UMBRELLA POINT            CHAMBERS            TX  FRIO F-8 SAND             100.00   83.50

STATE TRACT 87-12 L              UMBRELLA POINT            CHAMBERS            TX  FRIO F-15 SAND            100.00   83.50

STATE TRACT 87-6U                UMBRELLA POINT            CHAMBERS            TX  FRIO F-4 SAND             100.00   83.50

STATE TRACT 87-9                 UMBRELLA POINT            CHAMBERS            TX  FRIO F-8                  -        -

STATE TRACT 88 F-15 UNIT         UMBRELLA POINT            CHAMBERS            TX  FRIO F-15                 100.00   85.00

STATE TRACT 88 F-5 UNIT          UMBRELLA POINT            CHAMBERS            TX  FRIO F-5                  100.00   85.00

STATE TRACT 88-13B               UMBRELLA POINT            CHAMBERS            TX  FRIO F-10 SAND            100.00   85.00

STATE TRACT 88-14B L             UMBRELLA POINT            CHAMBERS            TX  FRIO F-5 SAND             100.00   85.00

STATE TRACT 88-5B(RC1)           UMBRELLA POINT            CHAMBERS            TX  FRIO F-6/7 SAND           100.00   87.50

STATE TRACT 88-6B(RC1)           UMBRELLA POINT            CHAMBERS            TX  FRIO F-1A SAND            100.00   87.50

STATE TRACT 88-7B(RC1)           UMBRELLA POINT            CHAMBERS            TX  FRIO F-8 SAND             100.00   87.50

BRIGHT SPOT NO. 1                UMBRELLA POINT DEEP       CHAMBERS            TX  FRIO F-18                 100.00   83.50

DEEP LOCATION NO. 1              UMBRELLA POINT DEEP       CHAMBERS            TX  FRIO F-28                 100.00   83.50

DEEP LOCATION NO. 2              UMBRELLA POINT DEEP       CHAMBERS            TX  FRIO F-28                 100.00   83.50

STRAGO-BYRD 26-13 #2             VOCATION                  MONROE              AL  14000 SMACKOVER           12.50    9.37

SL 750 "A"                       WHITE POINT FIELD         NUECES              TX  6000' SAND                50.00    39.00

W. LAKE ARTHUR ST                W. LAKE ARTHUR            JEFF DAVIS          LA  MIOCENE                   20.00    14.40

WYELLOWLCREEKRWESTUNIT                                     WAYNE               MS  EUTAW                     -        0.53

* Average WI % is 1.5 %, average NRI % is .96% for wells included in the DAVIDSON RANCH CENTRAL PROCESSING FACILITY.

Item 7.           Financial Statements and Exhibits

(a)       Financial Statements of business acquired.

                  The required audited financial information is not currently available but management expects to file the information within 45 days.

(b)       Pro Forma Financial Information.

                  The required pro forma financial information is not currently available but management expects to file the information within 45 days.

(c)       Exhibits

                  10.18 Restated Merger Agreement dated July 30, 1997 between PANACO, Inc., The Union Companies,
                           Inc., Leonard C. Tallerine, Jr. and Mark C. Licata.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PANACO, Inc.

Date: August 15, 1997                  /s/Todd R. Bart
     -------------------               ----------------------
                                          Todd R. Bart
                                          Secretary

                                    RESTATED
                                MERGER AGREEMENT


     This Restated Merger Agreement is as of the 1st day of July, 1997, by, between, and among PANACO, INC., a Delaware corporation ( "Panaco") and THE UNION COMPANIES, INC., a Texas corporation ("Union"), and LEONARD C. TALLERINE, JR. and MARK C. LICATA (together, the "Shareholders").

         WHEREAS, Union desires to merge with Goldking Acquisition Corp., a wholly-owned subsidiary of Panaco to be formed under the laws of Delaware ("PanSub"), and Panaco and PanSub desire to acquire Union and its subsidiaries in a transaction qualifying under Sec. 368(a)(1)(A) and Sec 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, Union owns, either directly or indirectly, all of the outstanding capital stock of Goldking Companies, Inc., a Delaware corporation, Goldking Oil & Gas Corp., a Texas corporation, Goldking Trinity Bay Corp., a Texas corporation, Goldking Production Company, a Texas corporation, Hill Transportation Co., Inc., a Louisiana corporation, and Umbrella Point Gathering, L.L.C., a Texas limited liability company (collectively, the "Subsidiaries", and each is individually a "Subsidiary"); and

         WHEREAS, the parties have reached agreement regarding such merger.

         NOW, THEREFORE, for valuable consideration and the mutual covenants and agreements herein contained, Panaco, Union and the Shareholders agree as follows:


                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. On the Closing Date (as defined below), in accordance with the corporation laws of the States of Texas and Delaware, this Agreement and the Plan of Merger contained in the Certificate of Merger, to be prepared as soon as practicable following the execution hereof and reflecting in substance the terms and conditions hereof, Union shall be merged with and into PanSub, which will be formed as a Delaware corporation as soon as practicable following the date hereof (the "Merger"). Following the Merger, the separate existence of Union shall cease and PanSub shall continue as the surviving corporation and as a wholly-owned subsidiary of Panaco. PanSub, in its capacity as the corporation surviving the Merger, is sometimes hereinafter referred to as the "Surviving Corporation."

         Section 1.2 Effect of Merger. The Surviving Corporation shall, at and after the Closing Date, possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, of each of PanSub and Union (collectively the "Constituent Corporations"), subject to all of the restrictions, disabilities and duties of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other things in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and all property, rights, privileges, powers and franchises, and all and every other interest shall thereafter be the property of the Surviving Corporation as effectively as if they were of the several Constituent Corporations; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all the debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Specifically, but not by way of limitation, all interests of Union in and to the capital stock of the Subsidiaries shall continue and shall not in any way be impaired by the Merger.

         Section 1.3 Closing. The Closing shall take place at the Houston offices of Panaco, Inc., at 1:00 p.m. local time on July 29, 1997, or at such other place and time as Panaco and Union shall agree. The closing shall be effective upon the filing with the Delaware Secretary of State of a Certificate of Merger (the "Closing" or the "Closing Date"). Either Panaco or Union may terminate this Agreement if the Closing has not occurred by July 31, 1997.

         Section 1.4 Certificate of Incorporation and By-laws; Directors and Officers. The Certificate of Incorporation and the By-laws of PanSub, as in effect immediately prior to the Closing, shall, from and after the Closing, be the Certificate of Incorporation and By-laws of the Surviving Corporation and thereafter shall continue to be its Certificate of Incorporation and By-laws until amended as provided therein, except that as part of the Merger, the Certificate of Incorporation of PanSub shall be amended to change its name to "Goldking Companies, Inc." The directors and the officers of PanSub immediately prior to the Closing shall continue as the directors and officers, respectively, of the Surviving Corporation immediately after the Closing, to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation until their respective successors are duly elected and qualified.

         Section 1.5 Conversion of Securities. On the Closing Date, by virtue of the Merger and without any action on the part of Union, Panaco, PanSub, or the holder of any of the following securities:

         (a) each share of common stock of Union, the same being 10,000 shares of common stock, par value $.10 per share (the "Shares") shall be cancelled and extinguished and shall be converted into and become a right to receive from PanSub the Merger Consideration (as hereinafter defined) for each Share, in accordance with Section 1.6, and no other rights;

         (b) each Share or any other capital stock held in the treasury of Union, or owned by Union or any subsidiary immediately prior to the Closing Date shall automatically be cancelled and retired and no payment shall be made with respect thereto; and

         (c) each Share of PanSub's common stock, issued and outstanding immediately prior to the Closing Date shall be remain unchanged.

         The "Merger Consideration" for each Share shall equal the result obtained by dividing the Acquisition Price (as hereinafter defined) by the total number of Shares issued and outstanding immediately prior to the Closing Date (excluding shares to be cancelled pursuant to Section 1.5(b), above).

         Section 1.6 "Acquisition Price". The "Acquisition Price" shall equal Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000), to be paid as follows:

         (a) Seven Million Five Hundred Thousand Dollars ($7,500,000) in cash at Closing, by wire transfer of immediately available funds to such account or accounts as Shareholders shall direct.

         (b) Two payments in the principal amount of Three Million Dollars ($3,000,000) each, payable (respectively) on March 31, 1998 and March 31, 1999. These amounts will be evidenced by two non-negotiable promissory notes of Panaco (singularly a "Panaco Note" and, collectively the "Panaco Notes") which notes shall be unsecured, but which shall provide for standard provisions regarding default and collection of attorney fees. Panaco Notes shall bear simple interest at a variable rate equal to the blended effective rate charged Panaco from time to time by its bank lenders, which interest shall be due and payable quarterly. Notwithstanding the above, Panaco agrees that the Panaco Notes shall become immediately due and payable, in full, in the event and upon the closing date of
(i) any single or series of subordinated debt financing(s) of Panaco which aggregates $50,000,000 of indebtedness incurred after the date hereof, subject to any underwriter's rights to designate or consent to the use of proceeds of such financings, (ii) in the event of change in the ownership of Panaco's common stock of greater than 40% (other than pursuant to routine trading in said common stock) or (iii) upon the merger, consolidation or sale of all or substantially all of the assets of Panaco ( (ii) and (iii) are collectively referred to as a "Change of Control"). The Panaco Notes may be prepaid, at any time, without penalty or premium.

         (c) The remaining $14,000,000 shall be in the form of 3,154,930 restricted shares of Panaco's common stock, par value $0.01 per share (the "Panaco Stock"), and which are for the purposes of this transaction valued at $4.4375 per share. At Closing Panaco and the Shareholders shall enter into Registration Rights Agreements which shall grant to the Shareholders demand registration and/or piggyback rights identical to the shareholder rights Panaco granted to Amoco on August 26, 1996.

         Section 1.7 Surrender of Certificates. Upon the Closing Date, the Shareholders shall surrender certificates for all of the outstanding Shares and any other capital stock of Union, with such endorsements, stock powers, or other instruments of transfer as may be reasonably required by Panaco.

         Section 1.8 Legend. Each stock certificate of Panaco issued as a portion of the Acquisition Price hereunder shall be imprinted with a legend stating that the securities have not been registered with the Securities and Exchange Commission, and may not be offered or sold, directly or indirectly, except pursuant to a registration or an exemption from registration under the Securities Act of 1933 and any applicable blue sky law (the "Securities Acts"). The Shareholders agree not to attempt any transfer of Panaco's stock without first complying with said legend. An appropriate stop transfer restriction will be placed on Panaco's stock transfer records.

                                   ARTICLE II

                                THE SHAREHOLDERS

         Section 2.1 Board Representation. Panaco agrees that the Shareholders shall be appointed to fill newly created seats on the Board of Directors of Panaco, effective at Closing. The Shareholders acknowledge that they will be required to stand for re-election at upcoming annual meetings of the stockholders of Panaco which elect the class of Directors to which each is individually assigned. Leonard C. Tallerine, Jr. will retain his current positions as officer and director of the Subsidiaries, subject to the direction and will of Panaco's Board of Directors and executive officers. The Shareholders will obtain, prior to closing, the resignations of all other persons currently serving on the Boards of Directors of the Subsidiaries. Panaco shall designate persons to fill all such positions.

         Section 2.2 Employment. Panaco and Union agree that the Shareholders shall be employed by Panaco, with their base compensation being annual salaries of $200,000 for Mr. Tallerine and $150,000 for Mr. Licata, in accordance with the customary employment practices of Panaco as determined by its Board of Directors, including participation in all plans and benefits of Panaco available to employees of comparable stature. The Shareholders represent and warrant that they have no contracts, understandings or agreements with respect to their employment or other compensation by Union and/or its Subsidiaries and any such employment shall be terminated as of the Closing date. Each of the Shareholders' employment shall continue at the will of Panaco, provided that the employment of each Shareholder shall continue at least until the payment in full of the Notes to be issued to such Shareholder pursuant to Section 1.6(b), above.

         Section 2.3 Panaco Titles. Panaco agrees that Mr. Tallerine will be appointed a Vice- President and Mr. Licata will be appointed Vice President and General Counsel of Panaco, which appointments will continue at the discretion of Panaco's Board of Directors.

         Section 2.4 Non-Competition. Each Shareholder agrees that, without the prior written consent of Panaco, such Shareholder will not, from the date hereof throughout his employment by the Subsidiaries and Panaco, and for a period of three (3) years thereafter, directly or indirectly, own, manage, operate, control, advise or join in or participate in the ownership, management, operation or control of or be employed by or be connected in any manner with any oil or gas business presently in competition with the properties of the Subsidiaries or Panaco. For these purposes, a business shall be deemed to be in competition with the Subsidiaries or Panaco only if it owns, leases or operates oil and gas properties within three (3) miles of the geographic boundary of the leases and/or units listed on Schedule 2.4 (the "Goldking Major Property Interests"). In addition, during the term of the Shareholders' employment and for a period of three (3) years thereafter, neither Shareholder shall knowingly solicit, entice or persuade any other employees of Panaco, PanSub, or any of its Subsidiaries, to leave the services of Panaco, PanSub or any of its Subsidiaries for any reason or otherwise directly or indirectly employ any such person. Notwithstanding the above, the provisions of this Section 2.4 shall terminate and be of no force or effect in the event of a Change in Control of Panaco or upon the occurrence of any default under the Panaco Notes.

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         The Shareholders, severally and not joint and severally, and Union hereby covenant, represent and warrant, as follows:

     Section 3.1 Organization and Standing. Union is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization. Union and the Subsidiaries have full power and authority to own and operate their assets, and to carry on their business as presently conducted and as proposed to be conducted. Union has furnished Panaco with true, correct and complete copies of its and each Subsidiary's Certificate of Incorporation, By-Laws and Minute Books. The minute books of Union and of each Subsidiary accurately record therein all actions of their Boards of Directors and Shareholders.

     Section 3.2 Capitalization. The authorized capital stock of Union consists solely of 1,000,000 shares of Common Stock $.10 par value; there are currently outstanding 10,000 shares of Union common stock. All outstanding shares of Union common stock were duly issued and are fully paid and non assessable. There are no outstanding options, warrants and other agreements pursuant to which Union could be required to issue any capital stock.

     Section 3.3 The Subsidiaries. Union has no subsidiaries and does not directly or indirectly control or own any interest in any corporation, partnership, joint venture, proprietorship or other business entity other than the Subsidiaries. Union owns all of the outstanding capital stock of Goldking Companies, Inc. ("Goldking"), which in turn owns all of the outstanding capital stock of Goldking Oil & Gas Corp., Goldking Production Company and Hill Transportation Co., Inc. Goldking Oil & Gas Corp. owns all of the outstanding capital stock of Goldking Trinity Bay Corp. Hill Transportation Co., Inc. owns all outstanding membership interests in Umbrella Point Gathering, L.L.C.

     Section 3.4 Powers of Union. Union and the Shareholders have and will have at the Closing Date all requisite power and authority to execute and deliver this Agreement, and to carry out and perform its obligations under the terms of this Agreement.

     Section 3.5 Authorization. All action on the part of Union and its Shareholders necessary for the authorization, execution, delivery and performance of this Agreement has been duly taken. This Agreement is the valid and binding obligation of Union and the Shareholders, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws and to general principles of equity.

     Section 3.6 Licenses and Permits. To the actual knowledge of the Shareholders and Union, all material licenses, permits, concessions, franchises and other governmental authorizations and approvals of all federal, state, local or foreign governmental or regulatory bodies required or necessary for Union and its Subsidiaries to carry on their business as and where presently conducted have been duly obtained and are in full force and effect. There are no proceedings pending or, to the actual knowledge of Union, its Subsidiaries, or the Shareholders threatened, which are likely to result in the revocation, cancellation or suspension or any material modification of any thereof.

     Section 3.7 Financial Statements.

         (a) Union has delivered to Panaco copies of the audited consolidated and consolidating balance sheets, income statements and statements of change in financial position of Goldking and its Subsidiaries at and for the periods ended December 31, 1995, December 31, 1996 and similar unaudited financial statements as of May 31, 1997 (the "Goldking Financial Statements"). Goldking Financial Statements (except for normal year-end audit adjustments as to the May 31, 1997 unaudited financial statements, none of which either singly or in the aggregate is material) fairly present the financial position of Goldking and its Subsidiaries as of their respective dates and the results of their operations as of the dates and for the periods indicated above, and have been prepared in conformity with generally accepted accounting principles ("GAAP"), applied on a consistent basis throughout the periods covered thereby, and no event occurring after the date of the latest balance sheet contained in Goldking Financial Statements would be required to be set forth in Goldking Financial Statements under generally accepted accounting principles.

         (b) Except as set forth on Schedule 3.7(b) hereto, Goldking and its Subsidiaries have no liabilities or obligations, whether accrued, absolute, contingent or otherwise which should have been disclosed under GAAP on the Goldking Financial Statements, other than (i) liabilities which are fully and adequately reflected or reserved against in the most recent balance sheet included in Goldking Financial Statements and (ii) liabilities incurred since the date of the most recent balance sheet included in Goldking Financial Statements in the ordinary course of business and consistent with past practice and none of which is materially adverse. Except as set forth on Schedule 3.7(b), all indebtedness of Goldking and its Subsidiaries may be prepaid in full on 30 days' or less notice without penalty. Goldking and its Subsidiaries are not in default with respect to any outstanding indebtedness for borrowed money or any instrument relating thereto. Complete and correct copies of all instruments (including all amendments, settlements, waivers and consents) relating to any indebtedness for borrowed money of Goldking or any Subsidiary have been furnished to Panaco.

         (c) As of May 31, 1997, Union's sole asset consists of 100% of the outstanding common stock of Goldking and it has no liabilities.

     Section 3.8 Absence of Certain Events. Except as set forth on Schedule 3.8, since May 31, 1997, the business of Union and its Subsidiaries has been operated only in the ordinary and normal course and, to the Shareholders' and to Union's knowledge, there has not been:

     (a) any material adverse change in the financial condition, results of operations or Union's Major Property Interests of Union and its Subsidiaries and there has been no occurrence, circumstance or combination thereof which might be expected to result in any such material adverse change thereto before or after the Closing Date;

     (b) any material damage, destruction or loss, whether covered by insurance or not, adversely affecting Union's Major Property Interests.

     (c) any declaration or payment of any dividend, or any other similar distribution, directly or indirectly, with respect to the capital stock or other securities of Union;

     (d) any direct or indirect redemption, purchase or other acquisition of the capital stock or other securities of Union or any Subsidiary or issuance or agreement to issue (i) shares of capital stock, (ii) rights to acquire shares of capital stock, (iii) any securities convertible into or exchangeable for capital stock of Union or any Subsidiary or (iv) any other securities of Union or any Subsidiary;

     (e) except as set forth on Schedule 3.17, any increase or decrease in the compensation payable to or to become payable by Union or its Subsidiaries to any of their officers, employees or agents, or change in any insurance, pension or other beneficial plan, payment or arrangement made to, for or with any of such officers, employees or agents or any commission or bonus paid to any of such officers, key employees or agents;

     (f)  any   assumption,   guarantee,   endorsement   or  other  creation  of
responsibility for the liability or obligation of any other person (whether absolute, accrued, contingent or otherwise);

     (g) any sale, assignment, transfer, lease or other disposition or amendment, termination, release or waiver of any asset of Union or its Subsidiaries or acquisition of any assets not in the ordinary course of business and consistent with past practices;

     (h) any discharge or satisfaction of any lien on any assets of Union or its Subsidiaries, or the payment of any liability or obligation (whether absolute, accrued, contingent or otherwise) of Union or its Subsidiaries, other than in the ordinary course of the business and consistent with past practices;

     (i) any mortgage, pledge, or creation of any lien with respect to any of Union's assets or the assets of any Subsidiary;

     (j) any cancellation, modification or settlement for less than the full amount thereof of any debt or claim by or owing to Union or any Subsidiary;

     (k) any transfer or grant of any right under any contracts or other agreements, patents, patent licenses, inventions, trade names, trademarks, service marks or copyrights, or registrations or licenses thereof or applications therefor, or with respect to any know-how or other proprietary or trade rights;

     (l) any transaction, contract or commitment entered into which is not in the ordinary course of business and consistent with past practices;

     (m) any investment of a capital nature, either by purchase of stock or securities, or purchase or lease of any machinery or equipment or other property or assets, or otherwise; or

     (n) any other event or condition of any character which has had or may have a material adverse effect on Union, its Subsidiaries or their business.

     Section 3.9 Compliance with Other Instruments and Law, etc. Union and each Subsidiary is not in any violation of any terms of its Certificate of Incorporation or By-Laws, or, to the Shareholders' and to Union's actual knowledge, of any material term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, or decree. To the Shareholders' and to Union's actual knowledge, Union and each Subsidiary is in compliance with all judgments, decrees, governmental orders, laws, statutes, rules and regulations by which it is bound or to which it or any of its properties or assets is subject (including without limitation all federal, state and local laws, statutes and regulations relating to the protection of the environment).

     Section 3.10 Consents, etc. Except as set forth on Schedule 3.10, no consent, approval, license or authorization of (or designation, declaration, registration or filing with) any court or governmental authority or any party to a material contract or a customer contract on the part of Union or any Subsidiary which has not heretofore been obtained is required in connection with the valid execution and delivery of this Agreement or the closing contemplated hereby.

     Section 3.11 Litigation. Except as set forth on Schedule 3.11, there are no actions, suits or proceedings pending, or to the Shareholders' and to Union's knowledge, threatened against or affecting Union or any Subsidiary.

     Section 3.12 Title to and Condition of Properties.

     (a) Union's present office lease expires March 31, 1998. Schedule 3.12(a) hereto contains a true, correct and complete list of all leases owned by Union or any Subsidiary. Said Schedule accurately sets forth the name of each lease, nature of ownership, term, acreage, working or overriding royalty interest percentage, net revenue interest, and any pertinent restrictions thereon. Union and its Subsidiaries have defensible title to all the leases described on
Schedule 3.12(a) hereto, all free and clear of liens, easements, and other encumbrances, except as noted on said Schedule 3.12(a) or reflected on Union's Financial Statements or otherwise disclosed in this Agreement. All such leases are in full force and effect and there is no material default or event of default thereunder.

     (b) A list of all personal property included in the assets having a fair market or book value per unit in excess of $10,000 is included on Schedule 3.12(b) and a list of all leases of personal property under which Union or any Subsidiary is a lessee or lessor involving personal property which can not be cancelled on less than 90 days notice or provides for annual payments in excess of $15,000 is included on such Schedule (copies of which have previously been delivered to Panaco). Union and its Subsidiaries have defensible title to all of the personal property set forth on Schedule 3.12(b) and all of the assets reflected in the most recent Union Financial Statements or purported to have been acquired after the date thereof, are free and clear of all liens, other than those liens listed on such Schedule, except for such assets disposed of in the usual and ordinary course of business consistent with past practices. All of such assets are in Union's or its Subsidiaries' possession and control.

     (c) The conduct of the business in the ordinary course is not dependent upon the right to use the property of others, except under valid and binding written agreements identified on Schedule 3.12(a and b) hereto.

     (d) Union or its Subsidiaries own or have irrevocable rights to use and all assets and property necessary for the conduct of their business in the ordinary course.

     Section 3.13 Intangible Properties. Schedule 3.13 hereto contains a list of all intangible properties owned, possessed, used or held by Union and its Subsidiaries. Except for those listed on Schedule 3.13 as being licensed from others (copies of which have previously been delivered to Panaco), Union and its Subsidiaries own the entire right, title and interest in and to all such intangible property. To Union's actual knowledge, all licenses listed on
Schedule 3.13 are in full force and effect and Union and its Subsidiaries are not in default or breach thereof. None of such intangible property is subject to any pending or threatened challenge or infringement. Except as noted on Schedule 3.13, all licenses granted by others which are essential or useful to any part of the business are assignable without consent of or notice to any person, without change in the terms or provisions thereof and without premium. To the Shareholders' and to Union's actual knowledge, Union has not infringed any intangible property of others.

     Section 3.14 Contracts and Commitments.

         (a) To the extent not listed on Schedule 3.7(b), Schedule 3.14(a) hereto lists all material contracts and other agreements to which Union or any Subsidiary is a party or by which it or any of its assets are bound (copies of each of which have been previously delivered to Panaco). To the Shareholders' and to Union's actual knowledge, each material contract (whether disclosed on Schedule 3.7(b) or Schedule 3.14(a) or otherwise) is in full force and effect and embodies the complete understanding between the parties thereto with respect to the subject matter thereof. Except as expressly set forth on Schedule 3.14(a), to the Shareholders' and to Union's actual knowledge there exists no default or claim thereof by any party to any material contract, (ii) there are no facts or conditions which, if continued or noticed, would result in a default under any material contract, (iii) no notice has been received that any person intends to cancel, modify or terminate any material contract, or to exercise or not to exercise any options thereunder, (iv) Union has not given any notice of cancellation, modification or termination of any material contract or of exercise or non-exercise of any options thereunder, and (v) each material contract is a valid and binding agreement enforceable in accordance with its terms.

         (b) Except as set forth on Schedule 3.14(b) hereto, neither Union nor any Subsidiary is a party to any contract for goods or services or any leases with any stockholder, officer, director, employee or agent of Union or any affiliate of any such person, nor are there any loans or advances to any such persons from Union or any Subsidiary which are presently outstanding.

         (c) Neither Union nor any Subsidiary has granted any outstanding power of attorney to any person, firm or corporation for any purpose whatsoever; they are not restricted by agreement from carrying on their business anywhere in the world; no officer, director, shareholder or affiliate thereof has any financial interest, direct or indirect, in any of Union's suppliers or customers, other than a less than one percent interest in an entity traded on a securities exchange.

         (d) For purposes of this Section, the term "material contract" shall specifically include, but shall not be limited to, (i) any agreement with any affiliate of Union; (ii) any contract that requires Union or any of its Subsidiaries to expend more than $20,000 in any year; (iii) any contract that contains an indemnity with respect to environmental and health and safety matters; and (iv) any lease, title retention agreement or security interest affecting any equipment of Union or its Subsidiaries.

     Section 3.15 Insurance. A list of all policies of insurance and bonds of any type presently in force (including without limitation all occurrence based policies which provide coverage for events occurring in any of the five years prior to the date hereof) with respect to the business of Union and its Subsidiaries are set forth on Schedule 3.15 hereto.

     Section 3.16 Tax Returns and Tax Audits.

         (a) Union and its Subsidiaries have filed with all appropriate governmental agencies all tax or information returns and tax reports required to be filed. True and correct copies of the 1994 and 1995 federal income tax returns of Union have previously been delivered to Panaco. All such returns and reports as are based on income have been prepared on the same basis as those of previous years. All federal, state, foreign and local income, profits, franchise, sales, use, occupation, property, excise, severance, ad valorem, employment or other taxes of Union and its Subsidiaries, and all interest, penalties, assessments or deficiencies as claimed to be due by any such taxing authority with respect to the foregoing have been fully paid.

         (b) Except as listed on Schedule 3.16, neither Union nor any Subsidiary is a party to any pending action, proceeding or examination, nor is any action or proceeding threatened or known to be contemplated by any governmental authority for assessment or collection of taxes or any other governmental charges, and no claim for assessment or collection of taxes or any other governmental charges has been asserted against Union or any Subsidiary. There have been no reports prepared by any agent of the Internal Revenue Service with respect to any tax matter involving Union or any Subsidiary.

     Section 3.17 Employment Matters. Neither Union nor any Subsidiary has received any written notice that it is not in compliance with all material applicable laws, rules and regulations (federal, state, local or otherwise) relating to employment and labor management relations, including those relating to wages and the payment thereof, conditions of employment, hours, collective bargaining, and the payment and withholding of taxes, and the regulations under all the above, including state laws and regulations . Schedule 3.17 hereto lists each employment contract and each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan and any other employee benefit plan, agreement, arrangement or commitment other than normal policies concerning holidays, vacations and salary continuation during short absences for illnesses or other reasons maintained by Union and its Subsidiaries, copies of which have been delivered to Panaco. Neither Union nor any Subsidiary has received any written notice that it is not in compliance with all such employee benefit plans and the terms of any plan documents.

     Section 3.18 Reservoir Engineering Reports. The information supplied by Union for the preparation of the reservoir engineering report delivered to Panaco was true and accurate in all material respects.

     Section 3.19 Bank  Accounts and Signing  Authority.  Except as set forth on
Schedule 3.19 hereto, Union and its Subsidiaries have no account or safe deposit box in any bank or other financial institution and no person has any power, whether singly or jointly, to sign any checks on behalf to Union or any Subsidiary to withdraw any money or other property from any bank, brokerage or other account of Union or any Subsidiary.
Schedule 3.19 also sets forth the name of all persons authorized to borrow money or sign notes on behalf of Union or its Subsidiaries.

     Section 3.20 Environmental Matters. To the best of the Shareholders' and Union's actual knowledge and except as disclosed in Schedule 3.20 or except as would result in liability to Union and its Subsidiaries not exceeding $100,000 in the aggregate: (i) Union and its Subsidiaries have obtained or caused to have been obtained all permits, licenses and authorizations required under federal, state and local laws with respect to pollution or protection of the environment required for their business, including laws related to actual or threatened releases, emissions or discharges of pollutants, contaminants or hazardous substances or other toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of pollutants, contaminants or hazardous substances or other toxic materials or wasters, including with limitation, the Oil Pollution Act of 1990 ("Environmental Laws"), and all such permits, licenses, and other authorizations are currently in full force and effect; (ii) Union and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws and all terms and conditions of such permits, licenses and authorizations; and (iii) there has been no release, and no threat of a release in violation of any Environmental Law arising from, based upon, associated with, or related to Union's and each Subsidiary's use, ownership, or operation of their properties and such use and operation by any predecessors in title, except for matters that have been remedied and that have had no, and have no continuing, material adverse effect upon their assets.

         Except as disclosed in Schedule 3.20, neither Union nor any Shareholder is aware of or has received a written notice of a claim, or an alleged claim (collectively, "Environmental Claims") that (i) Union or any Subsidiary has violated, or is about to violate, any Environmental Law; (ii) there has been a release, or there is a threat of a release, in violation of any Environmental Law on, to, or from any of their properties for which they are or may be liable to any third party for injury to or death of any person, persons, or other living things, or damage to or loss or destruction of property; (iii) Union or any Subsidiary may be or is liable, in whole or in part, for the presence, handling, management, storage, transportation, processing, treatment, disposal, release, threatened release, migration or escape of any pollutant, waste, contaminant, or hazardous, extremely hazardous, or toxic material, substance, chemical or waste identified, defined or regulated as such under any Environmental Law (including, without limitation, all costs arising under any theory of recovery, in law or at equity), whether based on negligence, strict liability, or otherwise, including, without limitation the costs of cleaning up, remediating, removing or responding to a release or a threat of a release in violation of any Environmental Law or for personal injury, property damage costs or other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations (including interest paid or accrued, attorneys' fees and court costs relating thereto); or (iv) the properties of Union or any Subsidiary are subject to a lien in favor of any governmental entity for any liability, costs, or damages under any Environmental Laws arising from, or any costs incurred by such governmental entity in response to, a release in violation of any Environmental Law. Neither Union nor any Shareholder is otherwise aware of any facts, conditions or circumstances that could reasonably be expected to give rise to any Environmental Claim or any claim or assertion that Union, any Subsidiary, or their properties or the ownership or operation thereof is not in compliance with Environmental Laws or the terms or conditions of any of the permits, licenses and other authorizations, except for claims that would not reasonably exceed the sum of $100,000 per occurrence in liability.

     Section  3.21   Bankruptcy.   There  are  no   bankruptcy,   insolvency  or
reorganization proceedings pending, being contemplated by or, to their best knowledge, threatened against Union or any Subsidiary.

     Section 3.22 Disclosure. None of Union Financial Statements, or any representation or warranty or other provision contained herein, or in any document, report, schedule or certificate delivered or to be delivered to Panaco in connection with this Agreement or the transactions contemplated hereby, contains or will contain any untrue statement of a fact or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. Disclosure of any document or state of facts in any Schedule delivered to Panaco pursuant to this Agreement shall be deemed disclosure of such document or state of facts in any other Schedule where the same disclosure may be deemed to be required; provided, however, that this provision shall in no way limit the Shareholders' or Union's responsibility to provide true and non misleading disclosure.


                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         The Shareholders hereby represent and warrant to Panaco as follows:

         Section 4.1 Authorization. The Shareholders have and will have at the Closing Date all requisite power and authority to execute and deliver this Agreement and to carry out and perform their obligations under the terms of this Agreement. All action on the part of Union and its Shareholders necessary for the authorization, execution, delivery and performance of this Agreement has been duly taken. This Agreement is the valid and binding obligation of the Shareholders and Union, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws and to general principles of equity.

         Section 4.2 The Shares. The Shareholders have good and marketable title to the Shares and have the absolute right to sell, assign and transfer same to Panaco, free and clear of all liens, pledges and encumbrances of any kind.

         Section 4.3 Investment Intent. In receiving Panaco's Stock as a portion of the consideration hereunder, the Shareholders represent to Panaco that they are acting for their own account, for the purpose of investment, and not with a view to the distribution or re-sale of any of the common stock of Panaco. The Shareholders are experienced in evaluating oil and gas companies such as Panaco and have the knowledge necessary to evaluate the merits and risks of an investment in Panaco. Each Shareholder is an "accredited investor" pursuant to the definition set forth in Rule 501(a) promulgated under the Securities Act of 1933. The Shareholders have had the opportunity to ask questions, review publicly available information and to inquire further of Panaco regarding all other matters deemed necessary.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PANACO

         Panaco hereby represents and warrants to Union and the Shareholders as follows:

         Section 5.1 Organization and Standing. Panaco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Panaco has full power and authority to own and operate its assets and to carry on its business as presently conducted and as proposed to be conducted.

         Section 5.2 Authorization. The execution, delivery and performance of this Agreement by Panaco does not and will not conflict with, breach, violate or cause a default under any contract, agreement or instrument to which such Panaco is a party or by which its assets are bound or violate any law, statute, rule or regulation applicable to such Panaco. This Agreement when executed and delivered by Panaco will constitute a valid and legally binding obligation of Panaco, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws and to general principles of equity. All action on the part of Panaco necessary in the authorization, execution, delivery and performance of this Agreement has been taken.

         Section 5.3 Panaco's Stock. Panaco's Stock to be received by the Shareholders will be, when delivered, validly issued and outstanding, fully paid and non-assessable, and free and clear of all liens, pledges and encumbrances of any kind, except for the restrictions on transfer set forth in Section 1.4 above.

         Section 5.4       Reports.

         (a) Panaco has made available to the Shareholders true and complete copies of (a) all annual, quarterly and other reports (the "Reports") and all definitive proxy solicitation materials filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934 since December 31, 1995, and (b) its Prospectus pertaining to its most recent registered public offering of common stock dated February 14, 1997, together with all amendments and supplements thereto. As of the respective dates of the Reports and the Prospectus, the same did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1995, Panaco has filed with the SEC all material reports, registration statements and other material filings required to be filed with the Securities and Exchange Commission under its rules and regulations.

         (b) The financial statements (including any related notes or schedules) included in the Annual Reports on Form 10-K under the 1934 Act of Panaco for the fiscal years ended December 31, 1995 and 1996 (the "Panaco Financial Statements") filed with the SEC comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto), and fairly present the consolidated financial position of Panaco as of December 31, 1995 and 1996

(the "Panaco Balance Sheet Date") and the results of its operations, cash flows and stockholders' equity for each of the two years in the two-year period ended December 31, 1995 and 1996 respectively.

         (c)  Panaco  has  made  available  to the  Shareholders  copies  of all
Schedule 13D filings in its possession received during the six months prior to the Closing Date with respect to the common stock of Panaco.

         (d) Panaco has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise), except (i) those which are accrued or otherwise fully reflected in Panaco Financial Statements of (ii) those incurred in the ordinary course of business since Panaco Balance Sheet Date.

         Section 5.5 Investment Intent. In acquiring Union and its Subsidiaries by merger hereunder, Panaco represents that it is acting for its own account, for the purpose of investment, and not with a view to the distribution or re-sale of any securities acquired hereby. Panaco is an "accredited investor" pursuant to the definition set forth in Rule 501(a) promulgated under the Securities Act of 1933.


                                   ARTICLE VI

                              CONDITIONS TO CLOSING

     Section 6.1 Conditions to Panaco's Obligations. The obligations of Panaco are subject to the fulfillment of the following conditions as of the Closing Date, the waiver of which shall not be effective against Panaco unless Panaco consents in writing thereto.

     (a) The representations and warranties made in Articles III and IV hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as though made on and as of such date.

     (b) The Shareholders shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement required to be performed or complied with prior to or at the Closing, and there shall have been no material adverse change in the properties or financial condition of Union and its Subsidiaries.

     (c) Union shall deliver to Panaco an opinion of outside counsel in the form attached hereto as Exhibit 6.1(c).

     Section 6.2 Conditions to the Shareholders' and Union's Obligations. The obligations of the Shareholders and Union are subject to the fulfillment of the following conditions as of the Closing Date, the waiver of which shall not be effective against the Shareholders and Union unless the Shareholders consent in writing thereto.

         (a) The representations and warranties made in Article V hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as though made on and as of such date.

         (b) Panaco shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement required to be performed or complied with prior to or at the Closing, and there shall have been no material adverse change in the properties or financial condition of Panaco.

     Section 6.3 Conditions to Obligations of Each Party. The obligations of each party are subject to the fulfillment of the following conditions as of the Closing Date:

         (a) No suit, action or other proceedings shall be pending before any court or governmental commission, board or agency in which it is sought by a person or entity other than the parties hereto or any of their affiliates, officers or directors, to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages in connection with this Agreement or the transactions contemplated herein, nor shall their be any investigation by any governmental agency pending or threatened which might result in any such suit, action, order or other proceedings seeking to restrain or prohibit the consummation of this Agreement or the transactions contemplated herein.

         (b) All consents and approvals, if any, whether required contractually or by applicable federal, state, or local law, or otherwise necessary for the execution, delivery and performance of this Agreement, shall have been obtained by the Closing Date and shall not have been withdrawn or revoked.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1 Access to Properties and Records. From and after the date of this Agreement, Union and the Shareholders shall cause Union and its Subsidiaries to afford to Panaco, its officers, attorneys, accountants, engineers and other authorized representatives, free and full access to the offices, properties, books, records, contracts, documents and records of Union and its Subsidiaries in order that Panaco may have full opportunity to make whatever investigation it shall desire of the affairs of Union and its Subsidiaries.

         Section 7.2 Governing Law. Except as may be expressly set forth in this Agreement, this Agreement shall be governed in all respects by the internal laws of the State of Texas (without giving effect to conflicts of laws principles). The parties agree that venue for any action arising out of this Agreement shall be proper in Houston, Harris County, Texas.

         Section 7.3 Survival. The representations, warranties, covenants and agreements made herein (except for the covenants set forth in Section 2.4 and Panaco's obligations to pay the Acquisition Price) shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby, but only for a period of thirteen (13) calendar months from the

Closing Date or until a Change in Control, whichever occurs first, at which time all such representations, warranties, covenants and agreements shall (subject to the above exceptions) terminate and be of no further force and effect. In any dispute between the parties, the prevailing party shall be entitled to reimbursement of attorney's fees.

         Section 7.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         Section 7.5 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         Section 7.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by U.S. mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to Panaco, at Panaco's address set forth on the relevant execution page of this Agreement, or at such other address as such Panaco shall have furnished to Union in writing, or (b) if to Union or Union, at the address set forth on the relevant execution page of this Agreement, or at such other address as Union shall have furnished to Panaco in writing.

         Section 7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument. Closing may take place by facsimile transmission, subject to delivery of an original executed copy to each other party.

         Section 7.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         Section 7.9 Confidentiality. Panaco agrees to use reasonable precautions to keep confidential, in accordance with its customary practices with respect to its own confidential information, any non-public information supplied to it by or on behalf of Union pursuant to this Agreement which is known by such Panaco, or designated in writing by Union, to be confidential or a trade secret or proprietary information of any corporation; provided that nothing herein will limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for Panaco, or (c) to Panaco's auditors or accountants. Union and the Shareholders agree to maintain the strictest confidentiality with respect to this Agreement and the sale and purchase contemplated hereby until Panaco has made a public announcement regarding same.

         Section 7.10 Expenses Union and Panaco shall each bear their own expenses and legal and accounting fees incurred on their respective behalf with respect to the negotiation, execution and performance of this Agreement.

         Section 7.11 No Brokers. Other than the fee payable to First Union Capital Market Corporation ("First Union"), the parties hereto have not retained any brokers, agents or finders. Each party agrees to indemnify and hold the other harmless from and against any Claims or with respect to any commissions, finders fee or other remuneration due to any broker, agent or finder claiming by, through or under such party.

         Section 7.12 Further Assurances. From and after Closing, at the request of Panaco, but without further consideration, Union and the Shareholders will do, execute, acknowledge, and deliver all such other acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be required to consummate and effectuate the Merger.

         Section 7.13 Goldking Name. Upon a Change in Control of Panaco within two years of the closing, then Shareholders shall have the right and option to acquire for $1.00, at any time thereafter, the logo, trade name, and trademark of "Goldking" and all goodwill and general intangibles associated with the name "Goldking."

         Section 7.14 Shareholders' Knowledge and Liabilities. For purposes of this Agreement, the phrase "to the Shareholders' actual knowledge" shall mean and refer to the knowledge of any individual Shareholder, whether or not the other Shareholder has knowledge of such matter. In connection with all other references to liabilities or obligations of the Shareholders, such liabilities and obligations shall be several and not joint and several.

         Section 7.15 Breach of Agreement. In the event of a breach of the Agreement by Union, Goldking or the Shareholders (the "Merging Parties"), Panaco agrees that the Merging Parties shall have no liability to Panaco until such time as the aggregate amount of such liabilities incurred by Panaco as a result of such breach equals $100,000 and then only to the extent of the amount in excess of $100,000. In no event shall the Merging Parties' liability for all breach in the aggregate, exceed the Acquisition Price.

         Section 7.16 Prior Agreement. This Restated Merger Agreement supercedes and replaces in its entirety that certain Merger Agreement entered into as of July 1, 1997 by and between the parties hereto. Said prior Merger Agreement shall be null and void and of no further force or effect.

         Section 7.17 Tax-Free Reorganization. As a separate covenant which shall survive Closing hereunder, each Shareholder agrees that such Shareholder will not sell, exchange or otherwise dispose of the Panaco Stock received as Merger Consideration hereunder by such Shareholder, which disposition would disqualify the transaction as a tax-free reorganization. The survival of this covenant shall not be limited by Section 7.3 above.

         IN WITNESS WHEREOF, the undersigned have caused this Restated Merger Agreement to be duly executed this 30th day of July, 1997.




                                                  PANACO, INC.
Notice Address:

1050 West Blue Ridge Blvd                         By:
Kansas City, MO 64145-1216                        Name:  H. James Maxwell
                                                  Title: President




                            THE UNION COMPANIES, INC.
Notice Address:

1221 McKinney, Suite 1800                         By:
Houston, TX 77010                                 Name:  Mark C. Licata
                                                  Title: President




                                                  SHAREHOLDERS:



                                                  LEONARD C. TALLERINE, JR.



                                                  MARK C. LICATA

                      Stock Purchase Exhibits and Schedules


         Schedule 2.4               Major Property Interests
         Schedule 3.7(b)            Liabilities and Obligations
         Schedule 3.8               Subsequent Events
         Schedule 3.10              Required Consents
         Schedule 3.11              Litigation
         Schedule 3.12(a)           Leases
         Schedule 3.12(b)           Personal Property
         Schedule 3.13              Intangible Properties
         Schedule 3.14(a)           Material Contracts
         Schedule 3.14(b)           Interested Party Transactions
         Schedule 3.15              Insurance
         Schedule 3.16              Tax Proceedings
         Schedule 3.17              Employment Contracts and Plans
         Schedule 3.19              Bank Accounts and Signing Authority
         Schedule 3.20              Environmental Matters
         Exhibit 6.1(c)             Opinion of Counsel